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     As filed with the Securities and Exchange Commission on May 4, 1995.
                                               Registration No. 33-_____

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  50549

                                       FORM S-8
                             Registration Statement Under
                              the Securities Act of 1933

                                THOMAS INDUSTRIES INC.
                (Exact Name of Registrant as Specified in its Charter)

                    DELAWARE                           61-0505332
        (State or Other Jurisdiction of             (I.R.S. Employer
         Incorporation or Organization)            Identification No.)

                                 4360 BROWNSBORO ROAD
                                      SUITE 300
                             LOUISVILLE, KENTUCKY  40207
                       (Address of Principal Executive Offices)

                                THOMAS INDUSTRIES INC.
                              1995 INCENTIVE STOCK PLAN
                               (Full Title of the Plan)

              PHILLIP J. STUECKER                   Telephone number,
                   SECRETARY,                     including area code,
         VICE PRESIDENT OF FINANCE AND            of agent for service:
             CHIEF FINANCIAL OFFICER                 (502) 893-4600
             THOMAS INDUSTRIES INC.
              4360 BROWNSBORO ROAD
                   SUITE 300
          LOUISVILLE, KENTUCKY  40207
    (Name and Address of Agent For Service)

                           CALCULATION OF REGISTRATION FEE

                                Proposed        Proposed
   Title of                      Maximum         Maximum
  Securities     Amount         Offering        Aggregate      Amount of
    to be         to be           Price          Offering     Registration
  Registered   Registered<F1>   Per Share<F2>     Price<F2>        Fee

  Common Stock,  600,000 Shares   $16.125        $9,675,000      $3,337
  par value $1.00,
  including Preferred
  Stock Purchase
  Rights<F3>

          <F1>      An undetermined number of additional shares may be
                    issued if the anti-dilution adjustment provisions of the plan become operative.

          <F2>      Estimated solely for the purpose of calculating the
                    registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 2, 1995.

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          <F3>      Prior to the occurrence of certain events, the
                    Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.


 Pursuant to Rule 429(b) under the Securities Act of 1933 this Registration Statement relates to Registrant's Registration Statement on Form S-8 #33-16257.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Item 3.  Incorporation of Documents by Reference.

                    The following documents are incorporated by reference into this registration statement:

                    (1) The Annual Report of Thomas Industries Inc. (the "Company") on Form 10-K for the year ended December 31, 1994, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

                    (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

                    (3) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to
          Section 12 of the 1934 Act.

                    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                    Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          Item 4.  Description of Securities.

                    The securities to be offered are registered under
          Section 12(b) of the 1934 Act.

          Item 5.  Interest of Named Experts and Counsel.

                    Not applicable.

          Item 6.  Indemnification of Directors and Officers.

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

                    Section 145 of the Delaware General Corporation Law and the By-laws of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

                    The Company's Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining improper personal benefits, nor does this provision eliminate the ability to bring suit to rescind a transaction or to enjoin a proposed transaction from occurring. In addition, this provision applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity, nor to his responsibilities under any other law, such as the federal securities laws.

                    The By-laws of the Company provide that directors and officers shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware as the same now or hereafter exist.

                    The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

          Item 7.  Exemption from Registration Claimed.

                    Not applicable.

          Item 8.  Exhibits.

                    Reference is made to the Exhibit Index.

          Item 9.  Undertakings.

                    The registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 20th day of April, 1995.




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                                       THOMAS INDUSTRIES INC.


                                       By:  /s/ Timothy C. Brown
                                          _________________________
                                          Timothy C. Brown,
                                          President, Chief Executive Officer



                                  POWER OF ATTORNEY

                    We, the undersigned officers and directors of Thomas Industries Inc., hereby severally constitute Timothy C. Brown and Phillip J. Stuecker, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Thomas Industries Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                    Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of April, 1995.

                     Signature                       Title


          /s/ Timothy C. Brown
          ________________________________   President, Chief Executive
                 Timothy C. Brown            Officer and Director
                                             (Principal Executive Officer)

          /s/ Phillip J. Stuecker
          _________________________________  Vice President, Finance;
                Phillip J. Stuecker          Chief Financial Officer and
                                             Secretary (Principal Financial
                                             Officer)

          /s/ Ronald D. Wiseman
          ________________________________   Controller and Assistant
                 Ronald D. Wiseman           Secretary (Principal
                                             Accounting Officer)

          /s/ Peter P. Donis
          ________________________________   Director
                  Peter P. Donis




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          /s/ Wallace H. Dunbar
          ________________________________   Director
                 Wallace H. Dunbar

          /s/ Roger P. Eklund
          ________________________________   Director
                  Roger P. Eklund

          /s/ H. Joseph Ferguson
          ________________________________   Director
                H. Joseph Ferguson

          /s/ Gene P. Garnder
          ________________________________   Director
                  Gene P. Gardner

          /s/ Lawrence E. Gloyd
          ________________________________   Director
                 Lawrence E. Gloyd

          /s/ Ralph D. Ketchum
          ________________________________   Director
                 Ralph D. Ketchum

          /s/ Franklin J. Lunding, Jr.
          ________________________________   Director
             Franklin J. Lunding, Jr.



                                    EXHIBIT INDEX

          Exhibit Number                   Description

            4.1 Thomas Industries Inc. 1995 Incentive Stock Plan (incorporated herein by reference to Exhibit A to Registrant's Proxy Statement dated March 14, 1995).

            4.2 Restated Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3(a) to Registrant's Form 10-Q filed for the quarterly period ended June 30, 1988).

            4.3         By-laws, as amended.*

            4.4 Rights Agreement dated as of December 24, 1987 between the Company and Wachovia Bank and Trust Co., N.A. (incorporated herein by reference to Exhibit 1 to Registrant's Form 8-A dated December 23, 1987).

            4.5 Amendment dated as of October 18, 1990 to Rights Agreement (incorporated herein by reference to Exhibit 1 to Registrant's Form 8-K dated October 23, 1990).

             5          Opinion (including consent) of McDermott, Will &
                        Emery.*

            23.1        Consent of KPMG Peat Marwick LLP.*



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            23.2        Consent of Ernst & Young LLP.*


          *Filed herewith